EXHIBIT 3.8

                                     BY-LAWS

                                       OF

                           WEIGHT WATCHERS CAMPS, INC.

                            (a New York Corporation)


                                    ARTICLE I

                                  SHAREHOLDERS

            1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon the statements prescribed by the Business Corporation Law and by any other applicable provision of law and shall be signed by the Chairman or a Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

            A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid except as Section 504 of the Business Corporation Law may otherwise permit.

            The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

            2. FRACTIONAL SHARE INTERESTS. The corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the Business Corporation Law which shall entitle the holder, in proportion to his fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions; or it may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

            3. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

            4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is given, the day on which the meeting is held; the record date for determining shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless the directors fix a new record date under this paragraph for the adjourned meeting.

            5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares or to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

            6. STOCKHOLDER MEETINGS.

            - TIME. The annual meeting shall be held on the date fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the formation of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date fixed by the directors except when the Business Corporation Law confers the right to fix the date upon shareholders.

            - PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of New York, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, or whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the corporation in the State of New York.

            - CALL. Annual meetings may be called by the directors or by any officer instructed by the directors to call the meeting. Special meetings may be called in like manner except when the directors are required by the Business Corporation Law to call a meeting, or except when the shareholders are entitled by said Law to demand the call of a meeting.

            - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting, and, unless it is an annual meeting, indicating that it is being issued by or at the direction of the person or person calling the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called; and, at any such meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice. If the directors shall adopt, amend, or repeal a by-law regulating an impending election of directors, the notice of the next meeting for election of directors shall contain the statements prescribed by Section 601(b) of the Business Corporation Law. If any action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given, personally or by first class mail, not less than ten days nor more than fifty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, to each shareholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

            - STOCKHOLDER LIST AND CHALLENGE. A list of shareholders as of the record date, certified by the Secretary or other officer responsible for its preparation or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

            - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present -
- the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a Secretary of the meeting.

            - PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Law.

            - INSPECTORS - APPOINTMENT. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

            - QUORUM. Except for a special election of directors pursuant to
Section 603(b) of the Business Corporation Law, and except as herein otherwise provided, the holders of a majority of the outstanding shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

            - VOTING. Each share shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Business Corporation Law prescribes a different proportion of votes.

            - SHAREHOLDER ACTION WITHOUT MEETINGS. Whenever a shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken signed by the holders of all shares.

                                   ARTICLE II

                                 GOVERNING BOARD

            1. FUNCTIONS AND DEFINITION. The business of the corporation shall be managed by a governing board, which is herein referred to as the "Board of Directors" or "directors" notwithstanding that the members thereof may otherwise bear the titles of trustees, managers, or governors or any other designated title, and notwithstanding that only one director legally constitutes the Board the word "director" or "directors" likewise herein refers to a member or to members of the governing board notwithstanding the designation of a different official title or titles. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

            2. QUALIFICATIONS AND NUMBER. Each director shall be at least twenty-one years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of three persons. Thereafter the number of directors constituting the whole board shall be at least three, except that, where all the shares are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of such shareholders. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be three. The number of directors may be increased or decreased by action of the stockholders or of the directors, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire Board. No decrease shall shorten the term of any incumbent director.

            3. ELECTION AND TERM. The first Board of Directors shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of the remaining directors then in office, although less than a quorum exists.

            4. MEETINGS

            - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

            - PLACE. Meetings shall be held at such place within or without the State of New York as shall be fixed by the Board.

            - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the President, or of a majority of the directors in office.

            - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

            - QUORUM AND ACTION. A majority of the entire Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, the act of the Board shall be the act, at a meeting duly assembled, by vote of a majority of the directors present at the time of the vote, a quorum being present at such time.

            - CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present, shall preside at all meetings. Otherwise, the President, if present, or any other director chosen by the Board, shall preside.

            5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the shareholders. One or more of the directors may be removed for cause by the Board of Directors.

            6. COMMITTEES. Whenever the Board of Directors shall consist of more than three members, the Board of Directors, by resolution adopted by a majority of the entire board of Directors, may designate from their number three or more directors to constitute an Executive Committee and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by Section 712 of the Business Corporation Law.

                                   ARTICLE III

                                    OFFICERS

            The directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as they may determine. The President may but need not be a director. Any two or more offices may be held by the same person except the offices of President and Secretary.

            Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected and qualified.

            Officers shall have the powers and duties defined in the resolutions appointing them.

            The Board of Directors may remove any officer for cause or without cause.

                                   ARTICLE IV

                        STATUTORY NOTICES TO SHAREHOLDERS

            The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, as the case may be, which may be required by any provision of law, and which, more specifically, may be required by Sections 510, 511, 515, 516, 517, 519, and 520 of the Business Corporation Law.

                                    ARTICLE V

                                BOOKS AND RECORDS

            The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and/or any committee which the directors may appoint, and shall keep at the office of the corporation in the State of New York or at the office of the transfer agent or registrar, if any, in said state, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                   ARTICLE VI

                                 CORPORATE SEAL

            The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.

                                   ARTICLE VII

                                   FISCAL YEAR

            The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE VIII

                              CONTROL OVER BY-LAWS

            The shareholders entitled to vote in the election of directors or the directors upon compliance with any statutory requisite may amend or repeal the By-Laws and may adopt new By-Laws, except that the directors may not amend or repeal any By-Law or adopt any new ByLaw, the statutory control over which is vested exclusively in the said shareholders or in the incorporators. By-Laws adopted by the incorporators or directors may be amended or repealed by the said shareholders.

                                  * * * * * * *

            The undersigned incorporator certifies that she has examined the foregoing ByLaws and has adopted the same as the first By-Laws of the corporation; that said By-Laws contain specific and general provisions, which, in order to be operative, must be adopted by the incorporator or incorporators or the shareholders entitled to vote in the election of directors; and that she has adopted each of said specific and general provisions in accordance with the requirements of the Business Corporation Law.

Dated: January 27, 1969

                                          /s/ Frances A. Wrigley
                                          --------------------------------
                                          Frances A. Wrigley, Incorporator

                                                      Of

                                          WEIGHT WATCHERS CAMPS, INC.


            I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the ByLaws of WEIGHT WATCHERS CAMPS, INC., a New York corporation, as in effect on the date hereof.

            WITNESS my hand and the seal of the corporation.

Dated:

                                          ---------------------------------
                                                      Secretary of
                                              WEIGHT WATCHERS CAMPS, INC.


(SEAL)